Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

March 2009 Performance Update

The Frontier Fund Supplement Dated April 8, 2009 to Prospectus Dated February 11, 2009

T H E     F R O N T I E R     F U N D ’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

March performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1	March 31, 2009 MTD	March 31, 2009 YTD	NAV / Unit
Balanced Series-1	-1.62%	0.03%	$125.21
Balanced Series-1a	-1.71%	-0.20%	$111.86
Campbell/Graham/Tiverton Series-1	-2.99%	-2.63%	$107.63
Currency Series-1	-2.30%	-5.78%	$90.63
Long/Short Commodity Series-1	1.42%	3.73%	$104.14
Winton/Graham Series-1	-2.63%	-2.63%	$113.12
Winton Series-1	-1.90%	-2.28%	$127.43
Long Only Commodity Series-1	3.53%	-6.08%	$66.04
Managed Futures Index Series-1	-2.84%	-6.43%	$123.68

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of March 31, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(5,161,675.11)
Unrealized trading gain/(loss)			2,048,247.77
Less: commissions			(142,943.67)
Less: FCM fees			(139,117.89)
Foreign currency gain/(loss)			12,968.94
Interest income			7,673.06

Total Income			(3,374,846.90)

EXPENSES

Management fees			106,811.75
Incentive fees			328,378.91
Broker service fees			739,833.34

Total Expenses			1,175,024.00

Net Income (Loss)			$(4,549,870.90)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,188,974.96429	$278,582,776.27	127.27
Current month additions	131,629.71007	16,540,671.13
Current month redemptions	(21,802.77891)	(2,739,549.72)
Net Income (loss) for current month		(4,549,870.90)

Net Asset Value, end of current month	2,298,801.89545	$287,834,026.78	125.21

	Monthly rate of return		-1.62%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(173,245.60)
Unrealized trading gain/(loss)			69,892.11
Less: commissions			(4,810.37)
Less: FCM fees			(4,674.81)
Foreign currency gain/(loss)			432.73
Interest income			3,169.36

Total Income			(109,236.58)

EXPENSES

Trading Fee			9,586.64
Management fees			5,681.35
Incentive fees			11,226.39
Broker service fees			24,837.10

Total Expenses			51,331.48

Net Income (Loss)			$(160,568.06)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	80,305.56944	$9,139,064.60	113.80
Current month additions	7,979.40781	898,315.82
Current month redemptions	(943.76921)	(106,609.46)
Net Income (loss) for current month		(160,568.06)

Net Asset Value, end of current month	87,341.20804	$9,770,202.90	111.86

	Monthly rate of return		-1.71%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1A

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(318,094.33)
Unrealized trading gain/(loss)			(1,593,342.05)
Less: commissions			(22,164.56)
Less: FCM fees			(34,797.54)
Foreign currency gain/(loss)			3,590.59
Interest income			44,339.59

Total Income			(1,920,468.30)

EXPENSES

Management fees			173,970.09
Incentive fees			(120,692.90)
Broker service fees			188,817.04

Total Expenses			242,094.23

Net Income (Loss)			$(2,162,562.53)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	649,786.03246	$72,097,170.89	110.96
Current month additions	29,433.65945	3,190,553.78
Current month redemptions	(7,282.18803)	(802,001.16)
Net Income (loss) for current month		(2,162,562.53)

Net Asset Value, end of current month	671,937.50388	$72,323,160.98	107.63

	Monthly rate of return		-2.99%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$36,770.91
Unrealized trading gain/(loss)			(255,353.86)
Less: FCM fees			(5,991.60)
Interest income			2,671.51

Total Income			(221,903.04)

EXPENSES

Management fees			5,552.96
Incentive fees			—
Broker service fees			29,438.73

Total Expenses			34,991.69

Net Income (Loss)			$(256,894.73)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	122,410.91662	$11,355,100.17	92.76
Current month additions	1,341.22287	123,408.60
Current month redemptions	(3,482.76039)	(321,404.06)
Net Income (loss) for current month		(256,894.73)

Net Asset Value, end of current month	120,269.37910	$10,900,209.98	90.63

	Monthly rate of return		-2.30%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,976,971.34)
Unrealized trading gain/(loss)			3,012,238.95
Less: commissions			(38,898.07)
Less: FCM fees			(25,267.08)
Foreign currency gain/(loss)			525.32
Interest income			104,499.67

Total Income			1,076,127.45

EXPENSES

Management fees			172,247.26
Incentive fees			115,757.34
Broker service fees			124,924.63

Total Expenses			412,929.23

Net Income (Loss)			$663,198.22

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	460,068.17220	$47,240,493.72	102.68
Current month additions	14,761.30491	1,534,783.42
Current month redemptions	(9,804.24382)	(1,012,784.22)
Net Income (loss) for current month		663,198.22

Net Asset Value, end of current month	465,025.23329	$48,425,691.14	104.14

	Monthly rate of return		1.42%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(915,097.22)
Unrealized trading gain/(loss)			(143,403.66)
Less: commissions			(14,028.79)
Less: FCM fees			(17,451.03)
Foreign currency gain/(loss)			300.04
Interest income			27,387.18

Total Income			(1,062,293.48)

EXPENSES

Management fees			87,253.02
Incentive fees			(83,170.45)
Broker service fees			114,617.97

Total Expenses			118,700.54

Net Income (Loss)			$(1,180,994.02)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	361,778.57260	$42,030,863.29	116.18
Current month additions	37,243.17487	4,286,070.26
Current month redemptions	(5,384.82172)	(606,516.05)
Net Income (loss) for current month		(1,180,994.02)

Net Asset Value, end of current month	393,636.92575	$44,529,423.48	113.12

	Monthly rate of return		-2.63%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(512,536.91)
Unrealized trading gain/(loss)			(422,971.71)
Less: commissions			(4,363.86)
Less: FCM fees			(27,878.48)
Foreign currency gain/(loss)			(1,798.67)
Interest income			61,077.03

Total Income			(908,472.60)

EXPENSES

Management fees			111,616.64
Incentive fees			(33,057.88)
Broker service fees			156,958.43

Total Expenses			235,517.19

Net Income (Loss)			$(1,143,989.79)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	467,463.89325	$60,726,386.33	129.91
Current month additions	192.46979	24,666.63
Current month redemptions	(5,206.88885)	(675,328.08)
Net Income (loss) for current month		(1,143,989.79)

Net Asset Value, end of current month	462,449.47419	$58,931,735.09	127.43

	Monthly rate of return		-1.90%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$104,297.80
Unrealized trading gain/(loss)			5,741.61
Less: commissions			—
Less: FCM fees			(1,356.88)
Foreign currency gain/(loss)			—
Interest income			5,332.24

Total Income			114,014.77

EXPENSES

Management fees			3,282.42
Incentive fees			—
Broker service fees			5,452.07

Total Expenses			8,734.49

Net Income (Loss)			$105,280.28

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	48,755.91503	$3,110,003.55	63.79
Current month additions	784.38684	52,231.72
Current month redemptions	(1,747.39896)	(111,454.57)
Net Income (loss) for current month		105,280.28

Net Asset Value, end of current month	47,792.90291	$3,156,060.98	66.04

	Monthly rate of return		3.53%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(42,948.43)
Unrealized trading gain/(loss)			(7,991.83)
Less: commissions			(466.54)
Less: FCM fees			(770.04)
Foreign currency gain/(loss)			(47.45)
Interest income			2,862.66

Total Income			(49,361.63)

EXPENSES

Management fees			3,077.34
Incentive fees			—
Broker service fees			3,423.52

Total Expenses			6,500.86

Net Income (Loss)			$(55,862.49)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	15,184.61548	$1,932,806.05	127.29
Current month additions	1,564.42217	195,261.00
Current month redemptions	(449.99699)	(56,419.93)
Net Income (loss) for current month		(55,862.49)

Net Asset Value, end of current month	16,299.04066	$2,015,784.63	123.68

	Monthly rate of return		-2.84%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 1